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                                                                   Exhibit 23.01


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martek Biosciences Corporation of our report dated December 8, 2000, included in the 2000 Annual Report to Shareholders of Martek Biosciences Corporation.

We also consent to the incorporation by reference of our report dated December 8, 2000, with respect to the financial statements of Martek Biosciences Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended October 31, 2000, in the following Registration Statements:

     (1)  Registration Statement Number 33-79222 on Form S-8, dated May 23,
          1994

     (2)  Registration Statement Number 33-93580 on Form S-3, dated June 16,
          1995

     (3)  Registration Statement Number 333-27671 on Form S-8, dated May 22,
          1997

     (4) Registration Statement Number 333-46949 on Form S-8, dated February 26, 1998

     (5)  Registration Statement Number 333-53803 on Form S-3, dated June 18,
          1998

     (6)  Registration Statement Number 333-81739 on Form S-3, dated July 14,
          1999

     (7)  Registration Statement Number 333-84317 on Form S-8, dated August 2,
          1999

     (8) Registration Statement Number 333-34460 on Form S-3, dated November 13, 2000

     (9) Registration Statement Number 333-52298 on Form S-8, dated December 20, 2000


                                                        /s/ Ernst & Young LLP

McLean, Virginia
January 26, 2001